EXHIBIT 99.1

Contact: Amy C. Chang

Vice President, Investor Relations
866.861.3229

AMN HEALTHCARE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2013

RESULTS

Full year revenue increases by 6% to $1 billion

Fourth quarter diluted EPS of $0.17 vs. $0.15 in prior year

SAN DIEGO – (February 20, 2014) – AMN Healthcare Services, Inc. (NYSE: AHS), healthcare’s innovator in workforce solutions and staffing services, today announced full year and fourth quarter 2013 financial results, which were in line with the Company’s guidance for revenue and exceeded its guidance for adjusted EBITDA. Fourth quarter and full year financial highlights are as follows:

Dollars in millions, except per share amounts.

	Q4 2013	% Change Q4 2012	Full Year 2013	% Change Full Year 2012*
Revenue	$248.7	0%	$1,011.8	6%
Gross profit	$74.2	5%	$297.3	10%
Net income	$8.4	18%	$32.9	102%
Diluted EPS	$0.17	13%	$0.69	97%
Adjusted EBITDA**	$21.2	10%	$85.2	16%

*	Percentage change in this column excludes the impact of the discontinued operations associated with the disposal of the Home Healthcare Services segment in January 2012.
**	See “Non-GAAP Measures” below for a discussion of our use of non-GAAP items and the table entitled “Supplemental Financial and Operating Data” for a reconciliation of non-GAAP items.

•	Full year consolidated revenue grew 6%, with year-over-year growth in all three reportable business segments.

•	Full year gross margin and adjusted EBITDA margin expanded, with adjusted EBITDA growing 16% and the adjusted EBITDA margin improving 70 basis points to 8.4%.

•	Consolidated gross margin of 29.4% for the full year and 29.8% for the fourth quarter represented an improvement of 110 basis points and 130 basis points, respectively.

•	Cash flow from operations was $59 million for the full year and $16 million for the fourth quarter.

•	On November 20, 2013, the Company acquired ShiftWise, the leading national provider of web-based healthcare workforce solutions – including its vendor management system (VMS). The ShiftWise results are included in the Nurse and Allied Healthcare Staffing segment in the Company’s consolidated financial statements since the date of acquistion.

“In 2013, AMN delivered solid growth in consolidated revenue, gross margin and adjusted EBITDA margin through our differentiated strategy of providing innovative workforce solutions. Despite the current softer hospital census, demand for healthcare services is generally anticipated to expand as the impact of the Affordable Care Act unfolds. This, in combination with our leadership position in providing MSP and other workforce solutions, gives us a positive outlook for 2014,” said Susan R. Salka, President and Chief Executive Officer of AMN Healthcare. “Our strategic acquisition of ShiftWise is another important milestone in expanding AMN’s leadership position as healthcare’s innovator in workforce solutions. ShiftWise’s VMS solution offers clients a vendor-neutral technology option, while at the same time bolstering our own service delivery to MSP clients who prefer to have AMN manage their contingent labor program. ShiftWise demonstrates AMN’s commitment to serving our clients with different approaches to efficiently managing their workforce.”

Full Year 2013 Results

Full year consolidated revenue was $1,012 million, an increase of 6% from prior year. Nurse and Allied Healthcare Staffing segment revenue was $682 million, a year-over-year increase of 4%. Locum Tenens Staffing segment revenue was $287 million, a year-over-year increase of 10%. Physician Permanent Placement Services segment revenue was $42 million, a year-over-year increase of 9%.

Full year gross margin was 29.4% as compared to 28.3% for prior year, resulting from an increase in gross margin in all three reportable segments.

Full year SG&A expenses were $218 million, representing 21.6% of revenue as compared to 21.3% for the prior year. The increase in SG&A expenses was due primarily to costs related to supporting growth in the business and strategic investments to drive long-term growth, as well as higher professional liability costs in the Locum Tenens Staffing segment.

Full year net income was $33 million. Full year net income per diluted common share was $0.69. Full year adjusted EBITDA grew 16% to $85 million. Adjusted EBITDA margin of 8.4% represented a 70 basis point increase over prior year and was driven by an improved gross margin.

At December 31, 2013, cash and cash equivalents totaled $16 million. Full year cash flow from operations was $59 million. The Company ended the year with total debt outstanding, net of discount, of $159 million, with a leverage ratio of 2.0 to 1. Capital expenditures during the year were $9 million.

Fourth Quarter 2013 Results

For the fourth quarter of 2013, consolidated revenue was $249 million, flat with the same quarter last year and a decrease of 3% sequentially. Fourth quarter revenue for the Nurse and Allied Healthcare Staffing segment was $164 million, down 6% from the same quarter last year and 4% sequentially. Locum Tenens Staffing segment revenue in the fourth quarter was $74 million, an increase of 18% from the same quarter last year and down 2% sequentially. Fourth quarter Physician Permanent Placement Services segment revenue was $10 million, an increase of 4% from the same quarter last year and down 4% sequentially.

Fourth quarter gross margin of 29.8% was higher by 130 basis points than the same quarter last year and higher by 40 basis points sequentially. The increase was due to gross margin improvement in the Locum Tenens Staffing and Nurse and Allied Healthcare Staffing segments.

SG&A expenses for the fourth quarter were $54 million, representing 21.9% of revenue, compared to 21.4% of revenue in the same quarter last year and 21.6% of revenue in the prior quarter. The increase in SG&A expenses as a percentage of revenue was due primarily to the additional SG&A expenses from ShiftWise.

Fourth quarter net income was $8 million and net income per diluted share was $0.17. Fourth quarter adjusted EBITDA was $21 million, a year-over-year increase of 10% and sequential decrease of 2%. Adjusted EBITDA margin of 8.5% represented a 70 basis point increase over prior year and was driven by the improvement in gross margin.

Fourth quarter cash flow from operations was $16 million and capital expenditures were $3 million.

Business Trends and Outlook

The Company expects consolidated first quarter 2014 revenue of $244 million to $248 million. Gross margin is expected to be between 30.0% to 30.5%, reflecting a full quarter of our higher-margin Shiftwise business. SG&A expenses as a percentage of revenue are expected to be between 22.5% to 23.0%, which includes a full quarter of ShiftWise expenses, as well as certain strategic investments to drive long-term operating efficiency and expansion of our workforce solutions. Adjusted EBITDA margin is expected to be 8.0% to 8.5%.

About AMN Healthcare

AMN Healthcare is the innovator in healthcare workforce solutions and staffing services to healthcare facilities across the nation. AMN Healthcare’s workforce solutions - including managed services programs, vendor management systems, and recruitment process outsourcing - enable providers to successfully reduce complexity, increase efficiency and improve patient outcomes within the rapidly evolving healthcare environment. The Company provides unparalleled access to the largest network of quality clinicians and physicians through its innovative recruitment strategies and breadth of career opportunities. Clients include acute-care hospitals, government facilities, community health centers and clinics, physician practice groups and many other healthcare settings. For more information, visit www.amnhealthcare.com.

Conference Call on February 20, 2014

AMN Healthcare Services, Inc.’s fourth quarter and full year 2013 conference call will be held on Thursday, February 20, 2014, at 5:00 p.m. Eastern Time. A live webcast of the call can be accessed through AMN Healthcare’s website at http://amnhealthcare.investorroom.com/presentations. Please log in at least 10 minutes prior to the conference call in order to download the applicable audio software. Interested parties may participate live via telephone by dialing (800) 553-5275 in the U.S. or (612) 332-1025 internationally. Following the conclusion of the call, a replay of the webcast will be available at the Company’s website. A telephonic replay of the call will also be available at 7:30 p.m. Eastern Time on February 20, 2014, and can be accessed until 11:59 p.m. Eastern Time on March 6, 2014, by calling (800) 475-6701 in the U.S. or (320) 365-3844 internationally, with access code 317086.

Non-GAAP Measures

This earnings release contains certain non-GAAP financial information, which the Company provides as additional information, and not as an alternative, to the Company’s condensed consolidated financial statements presented in accordance with GAAP. These non-GAAP financial measures include (1) adjusted EBITDA, and (2) adjusted EBITDA margin. The Company provides such non-GAAP financial measures because management believes that they are useful both to management and investors as a supplement, and not as a substitute, when evaluating the Company’s operating performance. Additionally, management believes that adjusted EBITDA and adjusted EBITDA margin serve as industry-wide financial measures, and it uses adjusted EBITDA for making financial decisions and allocating resources. The non-GAAP measures in this release are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP measures, or may be calculated differently than other similarly title captioned non-GAAP measures, reported by other companies. They should not be used in isolation to evaluate the Company’s performance. A reconciliation of non-GAAP measures identified in this release, along with further detail about the use and limitations of certain of these non-GAAP measures, may be found below in the table entitled Supplemental Financial and Operating Data under the caption entitled “Reconciliation of Non-GAAP Items” or on the Company’s website at http://amnhealthcare.investorroom.com/financialreports. Additionally, from time to time, additional information regarding non-GAAP financial measures, including pro forma measures, may be made available on the Company’s website.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include expectations regarding future market demand, 2014 first quarter revenue, gross margin, SG&A expenses and adjusted EBITDA margin. The Company based these forward-looking statements on its current expectations, estimates and projections about future events and the industry in which it operates using information currently available to it. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “estimates,” variations of such words and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements contained in this press release are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and its other periodic reports as well as the Company’s current and other reports filed from time to time with the Securities and Exchange Commission. Be advised that developments subsequent to this press release are likely to cause these statements to become outdated with the passage of time.

AMN Healthcare Services, Inc.

Condensed Consolidated Statements of Comprehensive Income

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013	2012
Revenue	$248,658	$247,841	$257,095	$1,011,816	$953,951
Cost of revenue	174,465	177,214	181,428	714,536	683,554

Gross profit	74,193	70,627	75,667	297,280	270,397

	29.8%	28.5%	29.4%	29.4%	28.3%
Operating expenses:
Selling, general and administrative	54,470	53,049	55,605	218,233	202,904
	21.9%	21.4%	21.6%	21.6%	21.3%
Depreciation and amortization	3,698	3,469	3,317	13,545	14,151

Total operating expenses	58,168	56,518	58,922	231,778	217,055

Income from operations	16,025	14,109	16,745	65,502	53,342
Interest expense, net	1,836	3,208	1,840	9,665	26,019

Income from continuing operations before income taxes	14,189	10,901	14,905	55,837	27,323
Income tax expense	5,833	3,818	6,290	22,904	11,010

Income from continuing operations	8,356	7,083	8,615	32,933	16,313
Income from discontinued operations, net of tax	0	0	0	0	823

Net income	$8,356	$7,083	$8,615	$32,933	$17,136

Basic income per common share from:
Continuing operations	$0.18	$0.16	$0.19	$0.72	$0.36
Discontinued operations	0.00	0.00	0.00	0.00	0.02

Net income	$0.18	$0.16	$0.19	$0.72	$0.38

Diluted income per common share from:
Continuing operations	$0.17	$0.15	$0.18	$0.69	$0.35
Discontinued operations	0.00	0.00	0.00	0.00	0.02

Net income	$0.17	$0.15	$0.18	$0.69	$0.37

Weighted average common shares outstanding:
Basic	46,010	44,270	45,986	45,963	41,632

Diluted	47,818	47,296	47,810	47,787	46,709

Other comprehensive loss – foreign currency translation	(36)	(5)	(84)	(55)	(70)

Comprehensive income	$8,320	$7,078	$8,531	$32,878	$17,066

AMN Healthcare Services, Inc.

Supplemental Financial and Operating Data

(dollars in thousands, except operating data)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013	2012
Revenue
Nurse and allied healthcare staffing	$164,121	$174,997	$170,955	$681,979	$653,829
Locum tenens staffing	74,067	62,739	75,253	287,484	261,431
Physician permanent placement services	10,470	10,105	10,887	42,353	38,691

	$248,658	$247,841	$257,095	$1,011,816	$953,951

Reconciliation of Non-GAAP Items:
Segment operating income(1)
Nurse and allied healthcare staffing	$19,464	$21,601	$20,392	$82,458	$75,907
Locum tenens staffing	7,365	4,808	7,547	24,712	21,613
Physician permanent placement services	2,194	2,071	2,205	8,929	7,868

	29,023	28,480	30,144	116,099	105,388
Unallocated corporate overhead	7,842	9,256	8,595	30,927	31,674

Adjusted EBITDA(2)	21,181	19,224	21,549	85,172	73,714
Adjusted EBITDA margin(3)	8.5%	7.8%	8.4%	8.4%	7.7%
Depreciation and amortization	3,698	3,469	3,317	13,545	14,151
Share-based compensation	1,458	1,646	1,487	6,125	6,221
Interest expense, net	1,836	3,208	1,840	9,665	26,019

Income from continuing operations before income taxes	14,189	10,901	14,905	55,837	27,323
Income tax expense	5,833	3,818	6,290	22,904	11,010

Net income from continuing operations	8,356	7,083	8,615	32,933	16,313

Net income from discontinued operations	0	0	0	0	823

Net income	$8,356	$7,083	$8,615	$32,933	$17,136

	Three Months Ended			Twelve Months Ended
	December 31,		September 30,	December 31,
	2013	2012	2013	2013	2012
Gross Margin
Nurse and allied healthcare staffing	27.7%	26.6%	27.4%	27.4%	26.5%
Locum tenens staffing	29.9%	28.0%	29.3%	29.1%	27.9%
Physician permanent placement services	63.0%	65.2%	62.6%	62.7%	62.3%

Operating Data:
Nurse and allied healthcare staffing
Average clinicians on assignment (4)	5,609	6,075	5,771	5,880	5,748
Revenue per clinician per day(5)	$318.05	$313.11	$321.99	$317.76	$310.79
Gross profit per clinician per day(5)	$88.03	$83.17	$88.12	$87.18	$82.47

Locum tenens staffing
Days filled (6)	50,529	44,377	50,993	197,006	182,987
Revenue per day filled(6)	$1,465.83	$1,413.77	$1,475.75	$1,459.27	$1,428.69
Gross profit per day filled(6)	$438.79	$395.50	$432.73	$424.46	$397.92

	As of December 31		As of September 30,
	2013	2012	2013
Leverage ratio (7)	2.0	2.4	1.9

(1)	Segment operating income represents net income plus interest expense (net of interest income), income taxes, depreciation and amortization, unallocated corporate overhead, share-based compensation expense, and net income from discontinued operations, net of tax.
(2)	Adjusted EBITDA represents net income plus interest expense (net of interest income), income taxes, depreciation and amortization, share-based compensation expense and net income from discontinued operations, net of tax. Management believes that adjusted EBITDA provides an effective measure of the Company’s results, as it excludes certain items that management believes are not indicative of the Company’s operating performance and considers measures used in credit facilities. Adjusted EBITDA is not intended to represent cash flows for the period, nor has it been presented as an alternative to income from operations or net income as an indicator of operating performance. Although management believes that some of the items excluded from adjusted EBITDA are not indicative of the Company’s operating performance, these items do impact the statement of comprehensive income, and management therefore utilizes adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income.
(3)	Adjusted EBITDA margin represents adjusted EBITDA divided by revenue.
(4)	Average clinicians on assignment represents the average number of nurse and allied healthcare professionals on assignment during the period presented.
(5)	Revenue per clinician per day and gross profit per clinician per day represent the revenue and gross profit of the Company’s nurse and allied healthcare staffing segment divided by average clinicians on assignment, divided by the number of days in the period presented.
(6)	Days filled is calculated by dividing the locum tenens hours filled during the period by eight hours. Revenue per day filled and gross profit per day filled represent revenue and gross profit of the Company’s locum tenens staffing segment divided by days filled for the period presented.
(7)	Leverage ratio represents the ratio of the consolidated funded indebtedness (as calculated per the Company’s credit agreement) at the end of the period to the consolidated adjusted EBITDA for the last twelve months.

AMN Healthcare Services, Inc.

Condensed Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	December 31, 2013	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$15,580	$31,653	$5,681
Accounts receivable, net	147,477	144,933	142,510
Accounts receivable, subcontractor	18,271	18,869	18,467
Deferred income taxes, net	24,938	17,642	18,123
Prepaid and other current assets	23,833	13,183	18,963

Total current assets	230,099	226,280	203,744
Restricted cash, cash equivalents and investments	23,115	22,039	18,861
Fixed assets, net	21,158	17,405	14,815
Other assets	23,023	23,002	19,732
Goodwill	144,642	123,324	123,324
Intangible assets, net	150,197	132,127	136,910

Total assets	$592,234	$544,177	$517,386

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	69,407	54,842	52,619
Accrued compensation and benefits	54,825	54,220	49,443
Revolving credit facility	10,000	0	0
Other current liabilities	6,060	6,251	7,463

Total current liabilities	140,292	115,313	109,525

Notes payable, net of discount	148,672	148,616	158,178
Other long-term liabilities	85,528	71,976	67,572

Total liabilities	374,492	335,905	335,275
Commitments and contingencies
Stockholders’ equity	217,742	208,272	182,111

Total liabilities and stockholders’ equity	$592,234	$544,177	$517,386

AMN Healthcare Services, Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31,		September 30	December 31,
	2013	2012	2013	2013	2012
Net cash provided by operating activities	$15,538	$18,450	$26,577	$58,637	$60,512
Net cash provided by (used in) provided by investing activities	(42,100)	(1,257)	(503)	(47,900)	2,961
Net cash provided by (used in) financing activities	10,525	(15,330)	(4,856)	(783)	(61,684)
Effect of exchange rates on cash	(36)	(5)	(84)	(55)	(70)

Net (decrease) increase in cash and cash equivalents	(16,073)	1,858	21,134	9,899	1,719
Cash and cash equivalents at beginning of period	31,653	3,823	10,519	5,681	3,962

Cash and cash equivalents at end of period	$15,580	$5,681	$31,653	$15,580	$5,681